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                                                                   EXHIBIT 10.24

ONELIST, INC.

EMPLOYMENT AGREEMENT

This Agreement is entered into as of December 28, 1998, by and between ONElist, Inc., a California corporation (the "Company") and Mark Fletcher (the "Employee").

WHEREAS the parties hereto desire and agree to enter into an employment relationship by means of this Agreement;

NOW THEREFORE in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and among the parties as follows:

1. Position and Duties. The Employee shall be employed as President and Chief Executive Officer of the Company, reporting to the Board of Directors of the Company (the "Board") and assuming and discharging such responsibilities as are commensurate with the Employee position. The employee shall perform his duties faithfully and to the best of his ability and shall devote his full business time and effort to the performance of his duties hereunder, provided, however, that the foregoing shall not preclude the Employee from engaging in civic, charitable or religious activities, from devoting a reasonable amount of time to private investments, or from being employed by, rendering services to or serving on the boards of directors of other entities, so long as such activities, employment and/or service do not materially interfere or conflict with his responsibilities to the Company.

2. Employment Relationship. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and policies at the time of termination.

3. Compensation.

(a) Base Salary. For all services to be rendered by the Employee pursuant to this Agreement, the Employee shall receive a minimum annual base salary of $86,000, payable monthly in accordance with the Company's normal payroll practices, increased from time to time by the Board consistent with past practices.

(b) Bonus. Beginning with the Company's current fiscal year, and for each fiscal year thereafter during the term of this Agreement the Employee shall be eligible to receive a target bonus of up to fifty percent of Employee's base salary based on performance of the Company



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as set forth in the Company's annual operating plan established by the Chief
Executive officer of the Company and the Board (the "Target Bonus").

(c) Repurchase Option. The Employee shall execute an Amended and Restated Stock Purchase Agreement (the "Purchase Agreement") of even date herewith whereby the Employee shall grant to the Company a right of repurchase on 1,500,000 shares of the Company's Common Stock owned by Employee (the "Shares"). Subject to the provisions of Section 6, below, Twenty-Five percent (25%) of the Shares shall be released from the Company's repurchase option as of the date of this Agreement. 1/48th of the Shares shall be released on the first day of each month commencing on the thirteenth month after the date of this Agreement and each month thereafter, provided in each case that the Purchaser's continuous status as an employee has not terminated prior to the date of any such release.

4. Other Benefits. The Employee shall be entitled to participate in the employee benefit plans and programs of the Company, if any, to the extent that his position, tenure, salary, age, herewith and other qualifications make him eligible to participate in such plans or programs, subject to the rules and regulations applicable thereto. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

5. Expenses. The Company shall reimburse the Employee for reasonable travel entertainment or other expenses incurred by the Employee in the furtherance of or in connection with the performance of the Employee's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

6. Termination.

(a) Involuntary Termination. If the Employee's employment with the Company terminates as a result of Involuntary Termination (as defined below), then: (i) the Employee shall be entitled to receive a severance payment equal to ninety
(90) days of the Employee's Current Compensation, and (ii) the Company's repurchase option shall immediately lapse as to that number of shares as would be released from the repurchase option had the Employee remained employed by the Company for a period of ninety (90) days from the date of the termination of Employee's employment with the Company. Any severance payments to which the Employee is entitled pursuant to this Section 7(a) shall be paid in lieu of any other severance or severance-type benefits to which the Employee may be entitled under any other company-sponsored plan, and shall be paid to the Employee in a lump sum within fifteen (15) days of the Employee's Involuntary Termination.

(b) Termination Following a Change In Control. In addition, if the Employee's employment with the Company terminates as a result of Involuntary Termination (as defined below), within one year of a Change in Control (as defined below), the Unreleased Shares, if any, shall be automatically released. For purposes of this Agreement, the term "Change of Control" shall mean the occurrence of any of the following events:



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(1) Any "person" (as such term is used in Sections 13(d) and 14(d) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing seventy five percent (75%) or more of the total voting power represented by the Company's then outstanding voting securities; provided, however, that a Change in Control shall be deemed to occur in the event any one individual becomes the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing seventy percent (70%) or more of the voting power represented by the Company's then outstanding voting securities; or

(2) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy percent (70%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

(c) Other Termination. If the Employee's employment terminates other than in an Involuntary Termination, or upon the Employee's Death or Disability, then the Employee shall not be entitled to receive severance or other benefits pursuant to this Agreement, but may be eligible for those benefits (if any) as may then be established under the Company's severance and benefits plans and policies existing at the time of such termination.

7. Definitions.

(a) Cause. "Cause" shall mean the occurrence of any one or more of the following: (i) the Employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of final jurisdiction for any crime which constitutes a felony in the jurisdiction involved (other than a felony traffic offense), which felony materially injures the Company, its prospects or its reputation; (ii) the Employee's misappropriation of funds or commission of a material act of fraud, whether prior or subsequent to the date hereof, upon the Company; (iii) gross negligence by the Employee in the scope of the Employee's services to the Company; (iv) a willful breach by the Employee of a material provision of this Agreement; or (v) a willful failure of the Employee to substantially perform his duties hereunder. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause under clause
(iii), (iv) or (v) of this Section 7(a) unless the Board delivers a written notice to the Employee setting forth the reasons for the Company's intention to terminate for Cause and specifically identifying the manner in which the Board believes that the Employee has engaged in such conduct, which conduct is not substantially corrected by the Employee within 10 days following his receipt of such notice, and provides the Employee with an opportunity, together with his counsel, if any, to be heard before the Board.



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(b) Current Compensation. "Current Compensation" shall mean an amount equal to the sum of (i) the Employee's average annual (or annualized) base salary over the three preceding fiscal years (or such lesser number of years as may be applicable to the Employee); and (ii) the Employee's average annual (or annualized) bonus over the three preceding fiscal years; provided, however that if there are fewer than three years of actual bonus history, the Employee's average bonus shall be calculated by including the Employee's Target Bonus for the fiscal year in which the termination occurs. For example, if the termination occurs in 2000, average bonus shall be calculated based on actual bonuses earned for 1999 and 1999 and Target Bonus for 1999.

(c) Disability. The Employee shall be considered to have suffered a "Disability" for purposes of this Agreement if, at the end of any calendar month during the term of this Agreement, the Employee is and has been for the four consecutive full calendar months then ending, or for fifty percent or more of the normal working days during the eight consecutive full calendar months then ending, unable due to mental or physical illness or injury to perform his duties under this Agreement in his normal and regular manner.

(d) Involuntary Termination. "Involuntary Termination" shall mean (i) without the Employee's express written consent, a reduction of the Employee's duties, position or responsibilities relative to the Employee's duties, position Or responsibilities in effect immediately prior to such reduction, or the removal of the Employee from such position, duties and responsibilities, unless the Employee is provided with comparable duties, position and responsibilities; (ii) without the Employee's express written consent, a reduction of the Employee's base salary or Target Bonus (as set forth in Section 3) in effect immediately prior to such reduction; (iii) a reduction in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (iv) without the Employee's express written consent, the relocation of the Employee to a facility or a location more than fifty (50) miles from his current location; (v) any purported termination of the Employee which is not effected for Cause or for which the grounds relied upon are not valid; or (vi) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 9 below; provided, however, that an event described above shall not constitute Involuntary Termination unless it is communicated by the Employee to the Company in writing and is not corrected by the Company in a manner that is reasonably satisfactory to the Employee (including full retroactive correction with respect to any monetary matter) within ten days of the Company's receipt of such written notice from the Employee.

8. Right to Advice of Counsel. The Employee acknowledges that he has had the right to consult with counsel and is fully aware of his rights and obligations under this Agreement.

9. Successors.

(a) Company's Successors Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or



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substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company," shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

(b) Employee's Successors Without the written consent of the Company, the Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

10. Notice Clause.

(a) Manner. Any notice hereby required or permitted to be given shall be sufficiently given if in writing and upon mailing by registered or certified mail, postage prepaid, to either party at the address of such party or such other address as shall have been designated by written notice by such party to the other party.

(b) Effectiveness. Any notice or other communication required or permitted to be given under this Agreement will be deemed given on the day when delivered in person, or the third business day after the day on which such notice was mailed in accordance with Section 12(a).

11. Disputes. In the event that a dispute arises over the terms or enforcement of this Agreement, the parties agree to submit such dispute to binding arbitration in San Jose, California by a single arbitrator engaged through JAMS-Endispute, Inc., its successor firm or another private dispute resolution firm acceptable to both parties. The arbitrator shall be selected as follows: the arbitration firm shall present its panel of available arbitrators, and each party shall sign rank of preference to each of such panel with number 1 being the highest rank. The person on the panel with the lowest total score shall be the arbitrator for a dispute. The arbitrator shall have absolute discretion or authority to limit discovery relevant to the matter and the length of the proceeding before the arbitrator. The parties may not submit written briefs. The arbitrator shall rule on the dispute in writing within ten (10) days after the close of hearings. The time specified in this Section may be extended upon mutual agreement of the parties. The decision of the arbitrator may be entered or registered in any court of competent jurisdiction for execution and enforcement. The arbitrator shall have the power to allocate between the parties the costs of the proceeding and the attorneys' fees incurred in the proceeding as he or she deem appropriate.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws, but not the choice of law rules, of the state of California.



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13. Severability. The invalidity or unenforceability of any provision of this
Agreement, or any terms hereof, shall not affect the validity or enforceability of any other provision or term of this Agreement.

14. Integration. This Agreement represents the entire agreement and undemanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

15. Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by a duly authorized officer, as of the day and year first above written.

ONELIST, INC.

By:
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Title:
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EMPLOYER




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